                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 44 to the Registration Statement on Form N1-A ("Registration
Statement") of our report dated May 9, 2001, relating to the financial statements and financial highlights which appear in the March 31, 2001 Annual
Report to Shareholders of the Ginnie Mae Fund (formerly the GNMA Fund), the
Capital Preservation Fund, the Government Agency Fund, the Short-Term Treasury
Fund, the Treasury Fund (formerly the Intermediate-Term Treasury Fund), the
Long-Term Treasury Fund, the Inflation-Adjusted Treasury Fund, and the
Short-Term Government Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Performance Information of Other Class",
"Independent Accountants" and "Financial Statements" in such Registration
Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
July 25, 2001